THE BERWYN FUNDS
1189 Lancaster Ave.
Berwyn, PA 19312

February 28, 2002

OPINION OF COUNSEL
I have examined the Agreement and Declaration of
Trust (the "Declaration of Trust") of the Berwyn Funds (the
"Trust"), a business trust organized under the laws of the State Delaware on February 4, 1999, the By-Laws of the Trust, and the resolutions adopted by the Trust's Board of Trustees organizing the business of the Trust, all as amended to date, and the various pertinent proceedings deemed material. I have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 (the "Investment
Company Act") and the Securities Act of 1933 (the "Securities
Act"), all as amended to date, as well as other items deemed material to this opinion.
The Trust is authorized by its Declaration of Trust
to issue an unlimited number of shares of beneficial interest without a par value. The Trust issues shares of the Berwyn Fund Series and the Berwyn Income Fund Series, and the Trustees have authorized the Trust to issue shares of a new series, Berwyn Cornerstone Fund Series.. The Declaration of Trust designates, or authorizes the Trustees to designate, one or more series or classes of shares of the Trust, and allocates, or authorizes the Trustees to allocate, shares of beneficial interest to each such series or class. The Declaration of Trust also empowers the Trustees to designate any additional series or classes and allocate shares to such series or classes.
The Trust has filed with the U.S. Securities and
Exchange Commission (the "Commission"), a Registration
Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Rule 24f-2 under the Investment
Company Act. The Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.
The shares of the Trust have been, and will continue
to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.
Based upon the foregoing information and
examination, so long as the Trust remains a valid and subsisting trust under the laws of the State of Delaware, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the
consideration set by the Board of Trustees pursuant to the
Declaration of Trust, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the State of Delaware.
I hereby consent to the use of this opinion as an
exhibit to the Registration Statement of the Trust, and any
amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and I further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered.
		Very truly yours,
BY:                        Kevin M. Ryan




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